UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2005

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 8, 2005, Meredith Corporation ("Meredith") signed a definitive agreement with Gruner + Jahr Printing and Publishing Co. ("Gruner + Jahr") to acquire Parents, Child, Fitness and Family Circle magazines for $350 million. A news release issued by Meredith on June 9, 2005 announcing the signing of the agreement is attached as an exhibit.

Also on June 8, Meredith entered into a letter agreement with Gruner + Jahr regarding the terms and conditions pursuant to which Meredith and Gruner + Jahr may enter into an Asset Purchases Agreement providing  for the purchase by Meredith of the business publications Inc. and Fast Company.

The Asset Purchase Agreement (Consumer Publications) and the Business Publications Letter Agreement and related Asset Purchase Agreement are attached as exhibits.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits
	2.1	Asset Purchase Agreement (Consumer Publications) between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation.

	2.2	Business Publications Letter Agreement and related Asset Purchase Agreement between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation.

99

News release issued by Meredith Corporation dated June 9, 2005 concerning the announcement that it has singed a definitive agreement with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Suku V. Radia

Suku V. Radia
Vice President - Chief Financial Officer
(Principal Financial and Accounting Officer)

Date:	June 14, 2005

Index to Exhibits

Exhibit Number	Item

2.1	Asset Purchase Agreement ( Consumer Publications) between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation.

2.2	Business Publications Letter Agreement and related Asset Purchase Agreement between Gruner + Jahr Printing and Publishing Co. and Meredith Corporation.

99

News release issued by Meredith Corporation dated June 9, 2005 concerning the announcement that it has singed a definitive agreement with Gruner + Jahr to acquire Parents, Child, Fitness and Family Circle magazines for $350 million.